Exhibit 99.1

BIOMET ANNOUNCES SECOND QUARTER OF FISCAL YEAR 2012 PRELIMINARY NET SALES RESULTS

WITH DETAILS REGARDING TIMING OF FULL FINANCIAL RELEASE AND CONFERENCE CALL

WARSAW, Ind., December 19, 2011 – Biomet, Inc. announced today preliminary net sales results for its second fiscal quarter ended November 30, 2011, because of plans to communicate sales performance with team members prior to the end of the calendar year.

•	Net sales increased 4% (3% constant currency) worldwide to $725 million

•	International (primarily ex-U.S. and ex-Europe) net sales grew 12% (8% constant currency) to approximately $104 million

•	Hip sales increased 7% (6% constant currency) worldwide and increased 7% in the U.S.

•	Sports, Extremities and Trauma (S.E.T.) sales grew 13% (12% constant currency) worldwide, with U.S. growth of 11%

•	Dental sales increased 3% (1% constant currency) worldwide and grew 11% in the U.S.

Second Quarter Preliminary Net Sales Results

Preliminary net sales totaled $725.1 million for the second quarter of fiscal year 2012, an increase of 4% compared to net sales reported during the second quarter of fiscal year 2011 of $698.3 million. Excluding the effect of foreign currency, preliminary net sales increased 3% during the second quarter. U.S. net sales increased 2% to $426.3 million during the second quarter of fiscal 2012, while Europe net sales increased 3% (1% at constant currency) to $195.1 million and International (primarily Canada, South America, Mexico and the Pacific Rim) net sales increased 12% (8% constant currency) to $103.7 million.

Worldwide Large Joint Reconstructive sales increased 5% (3% constant currency) to $442.3 million and increased 3% in the U.S. during the second quarter of fiscal year 2012 compared to the second quarter of fiscal year 2011. Knee sales increased 2% (1% constant currency) worldwide during the second quarter and decreased 1% in the U.S. Hip sales increased 7% (6% at constant currency) worldwide during the second quarter and increased 7% in the U.S.

Sports, Extremities and Trauma (S.E.T.) sales grew 13% (12% constant currency) worldwide to $85.4 million during the second quarter, with U.S. growth of 11%. Worldwide sports medicine sales grew 19% both worldwide and on a constant currency basis and increased 13% in the U.S. Extremity sales grew 15% (14% constant currency) worldwide during the quarter, with U.S. growth of 14%. Trauma sales were flat (decreased 1% constant currency) worldwide during the quarter and increased 1% in the U.S.

Spine and Bone Healing (non-invasive trauma stimulation and bracing) sales decreased 5% both worldwide and on a constant currency basis to $77.3 million, and decreased 5% in the U.S. during the second quarter.

Dental sales increased 3% (1% constant currency) worldwide to $73.6 million and increased 11% in the U.S. during the second quarter.

Sales of “other” products decreased 1% both worldwide and on a constant currency basis to $46.5 million, and decreased 9% in the U.S. during the second quarter. Sales growth in the microfixation business was more than offset primarily by decreased sales of biologics.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder stated, “We’re pleased with our overall sales performance during our fiscal second quarter and we’re particularly happy to see acceleration in our year-over-year quarterly growth rates compared to the last couple of quarters in our major product categories, including knees and hips.”

The following table provides second quarter preliminary net sales performance by product category:

	Second Quarter Net Sales Performance
	Preliminary Worldwide Reported Quarter 2 - FY 2012	Worldwide Reported Growth %	Worldwide CC Growth %	United States Growth %

Large Joint Reconstructive	$442.3	5%	3%	3%
Knees		2%	1%	(1)%
Hips		7%	6%	7%
Bone Cement and Other		13%	12%	25%
Sports, Extremities, Trauma (S.E.T.)	85.4	13%	12%	11%
Sports Medicine		19%	19%	13%
Extremities		15%	14%	14%
Trauma		—%	(1)%	1%
Spine & Bone Healing	77.3	(5)%	(5)%	(5)%
Spine		(5)%	(6)%	(6)%
Bone Healing		(4)%	(4)%	(3)%
Dental	73.6	3%	1%	11%
Other	46.5	(1)%	(1)%	(9)%

Net Sales	$725.1	4%	3%	2%

Conference Call Details

In conjunction with Biomet’s fiscal 2012 second quarter full financial release, you are invited to participate in the conference call on Tuesday, January 10, 2012 at 4:30 p.m. Eastern.

Individuals wishing to participate in the conference call may dial (800) 230-1059. International callers should dial (612) 288-0337. The confirmation number for the call is 228694.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators and softgoods and bracing; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer, at (574) 372-1687 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements for the three and six months ended November 30, 2011 and 2010 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles (“GAAP”) in the United States (except with respect to certain non-GAAP financial measures discussed below).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of ongoing investigations by the United States Department of Justice and the United States Securities and Exchange Commission; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

*Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency (constant currency). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included elsewhere in the press release.

These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the United States. Biomet management believes that these non-GAAP financial measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

Non-GAAP Reconciliation

A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com

Reclassifications

Certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications were limited to net sales information by product category. The current presentation aligns with how the Company presently reports sales and markets its products.

Biomet, Inc.

Product Net Sales*

Three Month Period Ended November 30, 2011 and November 30, 2010

(in millions, except percentages, unaudited)

	Preliminary Three Months Ended November 30, 2011	Three Months Ended November 30, 2010	Reported Growth %	Constant Currency Growth %
Large Joint Reconstructive	$442.3	$422.8	5%	3%
Sports, Extremities, Trauma (S.E.T.)	85.4	75.7	13%	12%
Spine & Bone Healing	77.3	81.2	(5)%	(5)%
Dental	73.6	71.7	3%	1%
Other	46.5	46.9	(1)%	(1)%

Net Sales	$725.1	$698.3	4%	3%

	Three Months Ended November 30, 2011 Net Sales Growth As Reported	Currency Impact	Three Months Ended November 30, 2011 Net Sales Growth in Local Currencies
Large Joint Reconstructive	5%	(2)%	3%
Knees	2%	(1)%	1%
Hips	7%	(1)%	6%
Bone Cement and Other	13%	(1)%	12%
Sports, Extremities, Trauma (S.E.T.)	13%	(1)%	12%
Sports Medicine	19%	—%	19%
Extremities	15%	(1)%	14%
Trauma	—%	(1)%	(1)%
Spine & Bone Healing	(5)%	—%	(5)%
Spine	(5)%	(1)%	(6)%
Bone Healing	(4)%	—%	(4)%
Dental	3%	(2)%	1%
Other	(1)%	—%	(1)%

Net Sales	4%	(1)%	3%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Product Net Sales*

Six Month Period Ended November 30, 2011 and November 30, 2010

(in millions, except percentages, unaudited)

	Preliminary Six Months Ended November 30, 2011	Six Months Ended November 30, 2010	Reported Growth %	Constant Currency Growth %
Large Joint Reconstructive	$839.3	$802.5	5%	2%
Sports, Extremities, Trauma (S.E.T.)	165.5	147.8	12%	10%
Spine & Bone Healing	153.4	165.9	(8)%	(8)%
Dental	132.9	128.3	4%	—%
Other	98.6	94.5	5%	2%

Net Sales	$1,389.7	$1,339.0	4%	1%

	Six Months Ended November 30, 2011 Net Sales Growth As Reported	Currency Impact	Six Months Ended November 30, 2011 Net Sales Growth in Local Currencies
Large Joint Reconstructive	5%	(3)%	2%
Knees	2%	(2)%	—%
Hips	7%	(3)%	4%
Bone Cement and Other	12%	(4)%	8%
Sports, Extremities, Trauma (S.E.T.)	12%	(2)%	10%
Sports Medicine	16%	(2)%	14%
Extremities	17%	(2)%	15%
Trauma	(1)%	(2)%	(3)%
Spine & Bone Healing	(8)%	—%	(8)%
Spine	(8)%	—%	(8)%
Bone Healing	(7)%	—%	(7)%
Dental	4%	(4)%	—%
Other	5%	(3)%	2%

Net Sales	4%	(3)%	1%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Geographic Net Sales Percentage Summary*

Three Month Period Ended November 30, 2011 and November 30, 2010

(in millions, except percentages, unaudited)

	Preliminary Three Months Ended November 30, 2011	Three Months Ended November 30, 2010	Reported Growth %	Constant Currency Growth %
Geographic Sales:
United States	$426.3	$416.9	2%	2%
Europe	195.1	188.8	3%	1%
International	103.7	92.6	12%	8%

Net Sales	$725.1	$698.3	4%	3%

	Three Months Ended November 30, 2011 Net Sales Growth As Reported	Currency Impact	Three Months Ended November 30, 2011 Net Sales Growth Local Currencies
United States	2%	—%	2%
Europe	3%	(2)%	1%
International	12%	(4)%	8%

Total	4%	(1)%	3%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Geographic Net Sales Percentage Summary*

Six Month Period Ended November 30, 2011 and November 30, 2010

(in millions, except percentages, unaudited)

	Preliminary Six Months Ended November 30, 2011	Six Months Ended November 30, 2010	Reported Growth %	Constant Currency Growth %
Geographic Sales:
United States	$841.0	$836.0	1%	1%
Europe	343.6	326.0	5%	(1)%
International	205.1	177.0	15%	8%

Net Sales	$1,389.7	$1,339.0	4%	1%

	Six Months Ended November 30, 2011 Net Sales Growth As Reported	Currency Impact	Six Months Ended November 30, 2011 Net Sales Growth Local Currencies
United States	1%	—%	1%
Europe	5%	(6)%	(1)%
International	15%	(7)%	8%

Total	4%	(3)%	1%

*	See Non-GAAP Financial Measures Disclosure Above